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                Eurasia Capital Management, Inc.
                        P. O. Box N-3742
                        Nassau, Bahamas

                              August 13, 1996

Stratford Acquisition Cop.
5th Floor - 5420 North Service Road
Burlington, Ontario
Canada L7L 6C7

                              RE:  Eurotech, Ltd.
                                   ("Stratford")/Eurotech, Ltd
                                   Strategic Alliance

Gentlemen:

          This letter is intended to confirm our understanding of this date whereby Stratford Acquisition Corporation ("Stratford") and Eurotech Ltd ("Eurotech"), have agreed to the terms set forth below, which such terms, plus any additional terms standard and customary in an agreement of the nature contemplated hereby, will be included in a formal agreement to be executed by both parties (the "Agreement").

          The Agreement shall contain provisions by which:

          1. Stratford shall grant Eurotech an exclusive license to market its "Novacrete" product Distributorship, as herein before described to Eurotech, in the USSR. This license fee shall be US$250,000.00, the consideration for which shall be payable in the form of 125,000 restricted shares of the common stock of Eurotech, par value $0.0001 per share.

          2. Stratford shall enter into a "distribution contract" with Eurotech pursuant to which Eurotech shall receive
US$250,000.00, the consideration for which shall be payable in the form of 111,111 restricted shares of the common stock of Stratford.

          3. The Investment banker in the transaction contemplated hereby and to be memorialized in the Agreement shall be entitled to receive a fee for his services in free trading shares of the common stock in each of Stratford and Eurotech equal to 20% of the shares being transferred by each party to the other.
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          If the foregoing accurately sets forth our agreement,
please so indicate by executing this letter in the space provided therefore below and returning the originally executed document to the offices of Ruffa & Ruffa, 150 East 58th Street, 35th Floor, New York, New York 10155, at your earliest convenience.

                              Yours very truly,

                              STRATFORD ACQUISITION CORP.

                              /s/  Arthur L. Smith, President